EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc. on Forms S-8 of our financial statement audit report and internal control over financial reporting audit report dated January 17, 2005, appearing in this Annual Report on Form 10-K/A of Utah Medical Products, Inc. for the years ended December 31, 2004 and December 31, 2003.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
July 19, 2005